Exhibit 99
                       Information Regarding Joint Filers


Designated Filer of Form 3:           Durus Capital Management, LLC

Date of Event Requiring Statement:    October 28, 2002

Issuer Name and Ticker Symbol:        Novoste Corporation (NOVT)

Joint Filer Names and addresses:

Scott Sacane, 20 Marshall Street, Suite 320, South Norwalk, CT 06854


Signatures:

Durus Capital Management, LLC



By:    /s/ Scott Sacane
       --------------------------
Name:  Scott Sacane
Title: Managing Member



/s/ Scott Sacane

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Scott Sacane